Exhibit 5.1

REEDER & SIMPSON P.C. ATTORNEYS AT LAW
P.O. Box 601 RRE Commercial Center Majuro, MH 96960		Telephone: 011-692-625-3602 Facsimile: 011-692-625-3603 Email: dreeder@ntamar.net simpson@otenet.gr

May 22, 2007

Ladies and Gentlemen:

Re:  Double Hull Tankers. Inc. (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the bar of the RMI. We are acting as special RMI counsel to for the Company, a RMI non-resident domestic corporation, in connection with the registration by the Company of 8,751,500 common shares, par value US$0.01 per share (the “Shares”), all of which are being sold by the selling stockholder named therein, under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “Commission”), and all amendments thereto (such registration statement as so amended, being hereinafter referred to as the “Registration Statement”).

In connection with the opinion, we have examined electronic copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits attached thereto and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including without limitations, a specimen certificate representing the Shares and resolutions adopted by the board of directors of the Company on April 30, 2007. We have also made such examinations of matters of laws as we deemed necessary in connection with the opinion expressed herein.

We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than the laws of the RMI which are in effect as the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur in the laws of the RMI after the date of this letter which may effect the opinions set forth herein. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Dennis J. Reeder
Reeder & Simpson
Dennis J. Reeder

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